UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2026

Black Rock Coffee Bar, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-42844	33-5053729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
9170 E. Bahia Drive, Suite 101
Scottsdale, AZ 85260
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (458) 256-9668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	BRCB	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                Entry into a Material Definitive Agreement

On March 18, 2026, Black Rock Coffee Bar, Inc. (the “Company”) entered into an irrevocable proxy (the “Proxy”) with Jacob V. Spellmeyer 2021 Trust, Juliet A. Spellmeyer 2021 Trust, Bryan D. Pereboom 2021 Trust, and Nicole R. Pereboom 2021 Trust (collectively, the “Proxy Parties”), each of which is a Class C common shareholder of the Company. The Proxy Parties are also parties to that certain Voting Agreement, dated as of September 11, 2025, by and among the Company, Viking Cake Fuel, LLC, Viking Cake Fuel II, LLC, and the other parties thereto (the “Voting Agreement”).
Pursuant to the Proxy and subject to the terms of the Voting Agreement, the Company, the Chief Executive Officer of the Company and any other designee of the Company have been authorized and empowered by the Proxy Parties to serve as their attorney-in-fact and proxy to vote all shares of the Company’s Class A, Class B or Class C common stock held by the Proxy Parties or over which the Proxy Parties have voting control (the “Covered Shares”) and to exercise all voting, consent and similar rights of the Proxy Parties with respect to the Covered Shares until the later of (a) two years from March 18, 2026 and (b) the termination of the Voting Agreement.
The foregoing description of the Proxy does not purport to be complete and is qualified in its entirety by reference to the full text of the Proxy, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01                Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Irrevocable Proxy, dated March 18, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK ROCK COFFEE BAR, INC.

Date: March 20, 2026	By:	/s/ Samuel J. Seiberling
Samuel J. Seiberling
Chief Legal Officer